UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________

FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2007

MEGA MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-28881	88-0403762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

MEGA MEDIA GROUP, INC.
(Address of principal executive offices)

598 Broadway, 3rd Floor, New York, NY	10012
(Address of principal agent offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 839-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 5, 2007, the Board of Directors of the Company adopted a resolution to change the name of the corporation from "Family Healthcare Solutions, Inc." to "Mega Media Group, Inc."   The adoption of “Mega Media Group, Inc." as the new name more clearly and accurately describes the new business focus of the Company.   In this regard, the holders of shares representing approximately 54.22% of the 72,978,695 shares of the total issued and outstanding shares of voting stock of the Company gave their written consent to the corporate name change and the Company issued an information statement disclosing such name change in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder.

As of today, we have filed and received effectiveness of our Amendment to the Articles of Incorporation of the Company to change the Corporate Name to “Mega Media Group, Inc.” with the State of Nevada.  On August 16, 2007, we also advised the Financial Industry Regulatory Authority (“FINRA”) of the change to our corporate name and await effectiveness of said change and assignment of a new trading symbol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.

Date: August 17, 2007	By:	/s/ Aleksandr Shvarts
	Name:	Aleksandr Shvarts
	Title:	Chief Executive Officer